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                                                                     EXHIBIT 3.1

                       CERTIFICATE OF LIMITED PARTNERSHIP
             PURSUANT TO SECTION 180 OF PART II, DIVISION 2, OF THE
            ASSOCIATIONS LAW OF THE REPUBLIC OF THE MARSHALL ISLANDS
                            (LIMITED PARTNERSHIP ACT)

The undersigned certify that, pursuant to the provisions of the Marshall Islands Limited Partnership Act, they desire to form a Limited Partnership and state the following provisions of their agreement.

1. The name of the Limited Partnership is Teekay LNG Partners L.P. (the "Limited Partnership").

2. The registered address of the Limited Partnership in the Marshall Islands is: Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH96960. The name of the Partnership's Registered Agent in the Marshall Islands upon whom process may be served at such address is: The Trust Company of the Marshall Islands, Inc.

3. The name and the business, residence or mailing address of the sole general partner is:

             Teekay GP L.L.C.
             c/o Teekay Shipping Corporation
             TK House, Bayside Executive Park
             West Bay Street & Blake Road
             P.O. Box AP- 59212
             Nassau, Bahamas

4. The name and title of the person authorized to sign this Certificate of Limited Partnership for the general partner is:

             Arthur Bensler
             Attorney-in-Fact

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership on this 2nd day of November 2004.

TEEKAY GP L.L.C.
By: Teekay Shipping Corporation, its Sole Member

/s/  Arthur Bensler
-----------------------------------
     Arthur Bensler
     Attorney-in-Fact
     (Authorized Signatory)